Exhibit 23.3

Consent of Independent Auditors
We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated October 21, 2015, and April 12, 2016 relating to the combined financial statements of PRN Group, included in the Post-Effective Amendment No. 1 on Form S-1 to Registration Statement on Form S-4 (File No. 333-217256) and related Prospectus of Cision Ltd. for the registration of 22,500,000 shares of its common stock.

/s/ Ernst & Young LLP

Iselin, NJ

July 14, 2017